Exhibit 10.9

JOS. A. BANK CLOTHIERS, INC.

NONQUALIFIED DEFERRED COMPENSATION

TRUST AGREEMENT

JOS. A. BANK CLOTHIERS, INC.

NONQUALIFIED DEFERRED COMPENSATION

TRUST AGREEMENT

This Agreement is made this 20th day of January, 2004, by and between Jos. A. Bank Clothiers, Inc. (hereinafter “Employer”) and Julie D’Angelo and Richard E. Pitts (hereinafter collectively called “Trustees”).

W I T N E S S E T H:

WHEREAS, the Employer has established a nonqualified deferred compensation plan (“Nonqualified Plan”) and model trust agreement (“Model Trust”) effective October 1, 1998; and

WHEREAS, the Employer has transferred to the Model Trust certain assets which were held therein, subject to the claims of creditors of the Employer in the event of the Employer’s Insolvency (as hereinafter defined) until paid to the participant or beneficiary in such manner and at such times as specified in the Nonqualified Plan; and

WHEREAS, the Employer reserved to itself the right to amend the Model Trust in Section XII (a); and

WHEREAS, the Employer wishes to amend and restate the Model Trust; and

WHEREAS, the Employer has designated Julie D’Angelo and Richard E. Pitts as successor Trustees; and

 WHEREAS, the Employer intends that the trust provisions of the Model Trust as amended and restated into the trust hereby created, to be known as the “Jos. A. Bank Clothiers, Inc. Nonqualified Deferred Compensation Trust Agreement” (“Trust”) shall constitute an unfunded arrangement and shall not affect the status of the Nonqualified Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group or management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”); and

WHEREAS, it is the intention of Employer that it will make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Nonqualified Plan;

NOW, THEREFORE, the parties do hereby amend and restate the trust provisions of the Model Trust into the trust contained herein, to be known as the “Jos. A. Bank Clothiers, Inc. Nonqualified Deferred Compensation Trust,” as a supplement to and in order to carry out the purposes of the Nonqualified Plan and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1.                                          Trust Fund.

(a)                                  Subject to the claims of Employer’s creditors as set forth in Section 3, Employer shall deposit with the Trustees amounts to be determined pursuant to the Nonqualified Plan which, together with such amounts held under the Model Trust as of the date on which said Model Trust is amended and restated by the adoption of this Trust, shall become the principal of the Trust to be held, administered and disposed of by the Trustees as provided in this Trust Agreement.

(b)                                 The Trust shall be irrevocable.

(c)                                  The Trust is intended to be a grantor trust, within the meaning of Section 671 of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(d)                                 The principal of the Trust and any earnings thereon which are not paid to Employer as provided in Section 4, shall be held separate and apart from other funds of Employer and shall be used exclusively for the uses and purposes herein set forth, including but not limited to the payment of expenses of the Nonqualified Plan and Trust.  Neither the Nonqualified Plan nor participants thereunder shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust prior to the time such assets are paid to the participant as benefits as provided in Section 2, and all rights created under the Nonqualified Plan and this Trust Agreement shall be mere unsecured contractual rights of the participants against Employer.

(e)                                  Employer may at any time or from time to time make additional deposits of cash or other property in Trust with the Trustees to augment the principal to be held, administered and disposed of by the Trustees as provided in this Trust Agreement.

(f)                                    The Trustees shall be accountable to Employer for all contributions received, but the Trustees shall have no duty to see that the contributions received are sufficient to provide for benefits payable under the Nonqualified Plan, nor shall the Trustees be obligated or have any right to enforce or collect any contribution from Employer, or otherwise see that funds are deposited to pay benefits according to the provisions of the Nonqualified Plan.

(g)                                 Upon a Change of Control, Employer shall, as soon as possible, but in no event longer than 30 days following the Change of Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Nonqualified Plan participant or beneficiary the benefits in which Nonqualified Plan participants and their beneficiaries would be entitled pursuant to the terms of the Nonqualified Plan as of the date on which the Change of Control occurred.

Section 2.                                          Payments to or on behalf of Participants.

(a)                                  The Trustees shall make payments of benefits to participants, or on behalf of participants to their beneficiaries under the Nonqualified Plan, from the assets of the Trust at all times that Employer is not Insolvent, as hereinafter defined, if and to the extent such assets are available for distribution, in such manner, at such time, and in such amounts, as Employer shall from time to time direct in a written document delivered to the Trustees. The Trustees shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits as directed by Employer and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Employer.  Notwithstanding anything to the contrary herein, the Trustees shall be fully protected in making or discontinuing payments in accordance with written directions of Employer and shall have no responsibility to see to the application of said payments or to ascertain whether such directions comply with the terms of the Nonqualified Plan.

(b)                                 If the assets of the Trust which are not paid to Employer as provided in Section 4, are not sufficient to make payments of benefits to participants or beneficiaries in accordance with the Nonqualified Plan, Employer shall make the balance of each such payment as it falls due.  Trustees shall notify Employer in the event assets of the Trust are not sufficient to make payments as directed by Employer herein.

Section 3.                                          Trustees’ Responsibilities Regarding Payments to or on Behalf of Participants When Employer Insolvent.

(a)                                  Employer shall be considered “Insolvent” for purposes of this Trust Agreement if (i) it is unable to pay its debts as they mature, or (ii) it is subject to a pending proceeding as debtor relating to its debts under any existing or future law of any jurisdiction relating to bankruptcy, insolvency or other similar relief.

(b)                                 At all times during the continuance of this Trust, the principal and income of the Trust shall constitute general unrestricted assets of Employer and shall be subject to claims of general creditors of Employer as hereinafter set forth, and at any time the Trustees have actual knowledge, or have determined, that Employer is Insolvent, the Trustees shall deliver any undistributed principal and income in the Trust to satisfy such claims as a court of competent jurisdiction may direct.  The board of directors and the chief executive officer of Employer shall have the duty to inform the Trustees of Employer’s Insolvency.  If Employer or a person claiming to be a creditor of Employer alleges in writing to the Trustees that Employer has become Insolvent, the Trustees shall independently determine, within thirty (30) days after receipt of such notice, whether Employer is Insolvent and, pending such determination, the Trustees shall discontinue payments of benefits to participants and their beneficiaries.  In the event Trustees have actual knowledge or determine that Employer is Insolvent, Trustees shall hold the Trust assets for the benefit of Employer’s general creditors, and shall resume payments of benefits in accordance with Section 2 of this Trust Agreement only after the Trustees have determined that Employer is not Insolvent (or is no longer Insolvent if the Trustees initially determined Employer to be Insolvent).  Unless the Trustees have actual knowledge of Employer’s Insolvency, the Trustees shall have no duty to inquire whether Employer is Insolvent.  The Trustees may in all events rely on such evidence concerning Employer’s solvency as may be furnished to the Trustees which will give the Trustees a reasonable basis for making a determination concerning Employer’s solvency, including financial information, whether or not certified, that they receive from the then regularly employed independent accountants for Employer; and any such determination shall be conclusive and binding upon Employer, participants and beneficiaries and all other parties.  Nothing in this Trust Agreement shall in any way diminish any rights of participants or beneficiaries as general creditors of Employer with respect to benefits or otherwise.

(c)                                  Provided that there are sufficient assets, if Trustees discontinue the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resume such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Nonqualified Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Employer in lieu of the payments provided for hereunder during any such period of discontinuance.  The provisions of Section 2 shall govern with regard to responsibility for determination of the amount of such payment.

(d)                                 The Trustees shall have no responsibility or liability of any kind to Employer, participants, beneficiaries or any other party with respect to any loss or damage that occurs as a result of any action or inaction taken, or any determination made, by the Trustees in good faith pursuant to the terms of this Section 3.

Section 4.                                          Payments to Employer.

Except with respect to the payment of expenses of the Nonqualified Plan and Trust, Employer shall not have any right or power to direct the Trustees to return to Employer or to divert to others any of the Trust assets before all payments of benefits have been made as required by the Nonqualified Plan.  If it is determined by the

Trustees that certain Trust assets clearly never will be required to pay benefits, as in the case of a forfeiture pursuant to the terms of the Nonqualified Plan, such excess assets shall be returned to Employer.

Section 5.                                          Investment of Principal.

The Trustees shall invest the principal of the Trust and any earnings thereon which are not paid to Employer as provided in Section 4, as the participants shall from time to time direct.   The Trustees shall not be liable if such direction results in a breach of any duty of the Trustees to diversify, to maintain liquidity, or to meet any other investment standard.  Absent direction from Employer or the participant, the Trustees shall invest the Trust in accordance with applicable law.

Section 6.                                          Disposition of Income.

Except as provided in Section 4, during the term of this Trust, all income received by the Trust, net of expenses, shall be accumulated and reinvested as assets of the Trust.  All income of the Trust earned during each year shall become principal as of the end of such year.

Section 7.                                          Accounting by Trustees.

The Trustees shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be done, including such specific records as shall be agreed upon in writing between Employer and the Trustees.  All such accounts, books and records shall be open to inspection and audit at all reasonable times by Employer, by participants, and by those beneficiaries who are in pay status.  Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of a Trustee, the Trustees shall deliver to Employer a written account of administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions, effected by the Trustees, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

Section 8.                                          Responsibilities of Trustees.

(a)                                  The Trustees shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

(b)                                 The Trustees shall not be required to undertake or to defend any litigation arising in connection with this Trust Agreement, unless they are first indemnified by Employer against their prospective costs, expenses and liability, and Employer hereby agrees to indemnify the Trustees for such costs, expenses, and liability.

(c)                                  The Trustees may consult with legal counsel (who may also be counsel for Employer) with respect to any of their duties or obligations hereunder.

(d)                                 The Trustees may hire agents, accountants, actuaries and financial consultants.

(e)                                  The Trustees shall have, without exclusion, all powers conferred on trustees generally by applicable law unless expressly provided otherwise herein.

(f)                                    Except as otherwise specifically provided in this Trust Agreement, the Trustees shall ensure that no part of the Trust is used for or diverted to purposes other than the exclusive benefit of participants and their beneficiaries.

(g)                                 The Trustees shall make payment of the reasonable costs and expenses of the Nonqualified Plan and Trust, which payment may be made out of the assets of the Trust.

(h)                                 The Nonqualified Plan shall be administered by the Employer as provided for in the Nonqualified Plan, and the Trustees shall not be responsible for the administration of the Nonqualified Plan.

(i)                                     Notwithstanding any powers granted to Trustees pursuant to this Trust Agreement or to applicable law, Trustees shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 9.                                          Compensation and Expenses of Trustees.

The Trustees shall be entitled to receive such reasonable compensation for their services as shall be agreed upon by Employer and the Trustees.  The Trustees shall also be entitled to receive their reasonable expenses incurred with respect to the administration of the Trust, including fees incurred by the Trustees pursuant to Section 8(c) and 8(d) of this Trust Agreement and, to the extent not paid from Trust assets, payments made pursuant to Section 8(g) of this Trust Agreement.

Section 10.                                   Replacement of Trustees.

Any Trustee may be removed at any time by Employer, or may resign, in which case a new Trustee shall be appointed by Employer.  If any person serving as Trustee is employed by Employer and such person’s employment with Employer is terminated, then such person shall automatically cease to be a Trustee under this Trust Agreement as of the date such person gives or receives notice of termination of employment.  Each successor to any Trustee shall succeed to the title to the Trust vested in his or her predecessor, without the signing or filing of any further instrument, but any resigning or removed Trustee shall execute all documents and do all acts necessary to vest such title of record in any successor Trustee.  Each successor Trustee shall have and enjoy all powers, both discretionary and administerial, of its predecessor.  No successor Trustee shall be personally liable for any act or failure to act of any predecessor Trustee; and, with the approval of Employer, a successor Trustee may accept the account rendered and the property delivered to it by its predecessor Trustee as a full and complete discharge of the predecessor Trustee without incurring any liability or responsibility for so doing.  Until a successor Trustee is appointed to replace a resigning or removed Trustee, the remaining Trustees shall have full authority to act under the terms of this Trust Agreement by unanimous consent of such remaining Trustees.

Section 11.                                   Amendment or Termination.

(a)                                  This Trust Agreement may be amended at any time and to any extent by a written instrument executed by the Trustees and Employer (except that no amendment may make the Trust revocable).

(b)                                 The Trust shall remain in existence until the date on which all participants and beneficiaries entitled to benefits pursuant to the Nonqualified Plan have been paid.

(c)                                  Upon termination of the Trust as provided in Section 11(b), any assets remaining in the Trust shall be returned to Employer.

Section 12.                                   Severability and Alienation.

(a)                                  Any provisions of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition without invalidating the remaining provisions hereof.

(b)                                 To the extent permitted by law, benefits payable to participants or their beneficiaries under this Trust Agreement may not be assigned (either at law or in equity), alienated or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

Section 13.                                   Miscellaneous.

(a)                                  To the extent not preempted by federal law, the laws of the State of Maryland shall govern, control and determine any questions arising with respect to this Trust Agreement and the validity, interpretation and performance of its provisions.

(b)                                 The Trustees shall not be obligated to inquire whether any payee of funds or any distributee of benefits designated by Employer is entitled thereto or whether any payment, allocation or distribution directed or authorized by Employer is proper or within the terms of this Trust Agreement or the Nonqualified Plan, and shall not be accountable for any payment, allocation or distribution made by the Trustees in good faith on the order or direction of Employer.  The Trustees shall not be liable or responsible for any payment made by them in good faith without actual notice or knowledge of the change to condition or status of the payee.

(c)                                  Evidence required of anyone under this Trust Agreement may be by certificate, affidavit, document or other information which the person acting in reliance thereon may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties, except that any action required to be taken by Employer shall be by resolution of its Board of Directors or by a person authorized by resolution of its Board of Directors.  The Trustees shall not recognize or take notice of an appointment of any representative of Employer unless and until Employer shall have notified the Trustees in writing of such appointment and the extent of the representative’s authority.  The Trustees may assume that such appointment and authority continue in effect until they receive written notice to the contrary from Employer.  Any action taken or omitted to be taken by the Trustees by authority of any representative of Employer within the scope of his authority shall be as effective for all purposes hereof as if such action or nonaction had been authorized by Employer.  The Trustees, Employer and any representative of Employer shall each be fully protected in acting and relying upon any evidence described in this Section 13(c).

(d)                                 Unless the context clearly requires otherwise, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular.

(e)                                  The headings of the sections of this Trust Agreement are for convenience of reference only and shall have no substantive effect on the provisions of this Trust Agreement.

(f)                                    For purposes of this Trust, Change of Control shall mean: The purchase or other acquisition by any person, entity, or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (“Act”), or any comparable successor provisions, of beneficial ownership (within the meaning of rule 13d-3 promulgated under the Act) of 30% or more of either the outstanding shares of common stock or the combined voting power of the Employer’s then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Employer of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of Employer immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Employer’s then outstanding securities, or a liquidation or dissolution of the Employer or of the sale of all or substantially all of the Employer’s assets.

IN WITNESS WHEREOF, Employer and the Trustees have executed this Trust Agreement as of the date first above written.

“Employer”

Jos. A. Bank Clothiers, Inc.

By:	/s/ Robert B. Hensley

Title:	EVP - Operations

Address:

Hampstead, MD 21074
City State Zip

“Trustee”

/s/ Julie D’Angelo
Julie D’Angelo

Address:

Hampstead, MD 21074
City State Zip

“Trustee”

/s/ Richard E. Pitts
Richard E. Pitts

Address:

Hampstead, MD 21074
City State Zip